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Exhibit 10.1(b)

FIRST AMENDMENT TO THE
METROPCS COMMUNICATIONS, INC.
2004 EQUITY INCENTIVE COMPENSATION PLAN

        THIS FIRST AMENDMENT ("Amendment") is effective September 21, 2005 and is made by MetroPCS Communications, Inc., a Delaware corporation (the "Company").

WITNESSETH:

        WHEREAS, the Company maintains the MetroPCS Communications, Inc. 2004 Equity Incentive Compensation Plan (the "Plan");

        WHEREAS, Section 1.8 of the Plan provides that the board of directors of the Company (the "Board") may amend the Plan at any time subject to certain limitations none of which are applicable with respect to this Amendment;

        WHEREAS, to enable non-employee directors of the Company and any affiliate to transfer compensation earned for services provided to the Company (or any affiliate) to a third party, provided, that, the Board consents to such transfer and such transfer (and the subsequent issuance of stock pursuant to the exercise of the option) may be made in reliance on an exemption from any registration requirements under applicable law.

        NOW THEREFORE, the Plan is amended as set forth below:

        1.     The definition of "Common Stock" in Section 1.2 of the Plan is hereby amended and restated in its entirety to read as follows:

          "Common Stock" means the Company's common stock.

        2.     Section 1.3 of the Plan is hereby amended and restated in its entirety to read as follows:

          1.3    Shares Subject to the Plan.    The maximum number of shares of Common Stock that may be issued under the Plan is equal to four million seven hundred thousand (4,700,000) shares. Notwithstanding the above, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and affected class of securities available under the Plan shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant's proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (i) the number of shares of Common Stock with respect to which Awards may be granted, (ii) the number of shares of Common Stock subject to outstanding Awards, and (iii) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. The Committee's determinations shall be final, binding and conclusive with respect to the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award or similar Award, shall no longer be subject to any further grant under the Plan. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable. No fractional shares shall be issued under the Plan; payment for any fractional shares shall be made in cash.

        3.     Section 1.5 of the Plan is hereby amended to add the following after the last sentence thereof:

  Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to a third party designated by a Non-Employee Director; provided, that (i) the Board consents to such grant; (ii) such grant is made with respect to Awards that would otherwise be granted to such Non-Employee Director; and (iii) the grant of such Award and subsequent issuance of Common Stock may be made in reliance on an exemption from the registration requirements of the Securities Act of 1933 (or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect) as determined by the Committee in its sole discretion.

        4.     Section 10.8(a) of the Plan is hereby amended and restated in its entirety to read as follows:

          (a)    Non-Transferable Awards and Options.    Notwithstanding the provisions of Section 2.3(d) and except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Purchased Stock, Bonus Stock or Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable, or otherwise transferable by a Participant except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, or as provided in Section 10.8(c) below, or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 10.8(a) shall be void and ineffective for all purposes.

        5.     A new section 10.8(c) is hereby added to the Plan to read as follows:

          (c)    Limited Transferability of Awards to Non-Employee Directors.    Awards held by a Non-Employee Director may be transferred or assigned in whole or part to a third party but only if the Board consents to such transfer or assignment, and only to the extent such transfer and/or the subsequent issuance of Common Stock with respect to such Award may be made in reliance on an exemption from the registration requirements of the Securities Act (or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect) as determined by the Committee in its sole discretion. The terms applicable to the assigned Award (or portion thereof) shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. The Committee may also impose on the transferred Award additional terms and conditions deemed necessary or appropriate by the Committee, including, but not limited to, such written representations, if any, upon the issuance or transfer of Common Stock concerning the holder's intentions with regard to the retention or disposition of the shares of Common Stock being acquired pursuant to such exercise and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Such terms and conditions shall be set forth in such documents issued to the tranferee as the Committee may deem appropriate. The Plan Administrator may establish procedures pursuant to which such assignments shall be accomplished.

        NOW THEREFORE, be it further provided that, except as provided below, the Plan shall continue to be read in its current state and shall remain in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Corporation as of the date specified below and effective as set forth herein.

METROPCS COMMUNICATIONS, INC., a Delaware corporation
By:	/s/ ROGER D. LINQUIST
Name:	Roger D. Linquist
Title:	Pres/COB/CEO
Date:	9/4/05

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FIRST AMENDMENT TO THE METROPCS COMMUNICATIONS, INC. 2004 EQUITY INCENTIVE COMPENSATION PLAN
WITNESSETH